Exhibit 99.1

Contact:
Jody Cain
LHA Investor Relations
310-691-7100
jcain@lhai.com
PDL Announces Timeline for Voluntarily Delisting from Nasdaq

Expects to File a Certificate of Dissolution on January 4, 2021

Trading in PDL’s Common Stock on Nasdaq to be Suspended Prior to Market Opening on December 31, 2020

INCLINE VILLAGE, Nev. (December 8, 2020) - PDL BioPharma, Inc. (“PDL” or the “Company”) (Nasdaq: PDLI) today announced that it has formally notified The Nasdaq Stock Market, Inc. of its intent to delist the Company’s common stock from the Nasdaq Global Select Market (“Nasdaq”). PDL expects to file a Form 25 (Notification of Removal from Listing) with the Securities and Exchange Commission (the “SEC”) and Nasdaq relating to the voluntary delisting of its common stock on or about December 28, 2020 and to suspend trading of its common stock on the Nasdaq Global Select Market prior to the opening of trading on December 31, 2020. PDL does not expect that a trading market will develop for its common stock following suspension of trading on Nasdaq. PDL intends to file a certificate of dissolution with the Delaware Secretary of State on or about January 4, 2021 and close its stock transfer books at the close of business on this date. The official delisting of PDL’s common stock will be effective on or about January 7, 2021 – 10 days after the filing of the Form 25.

PDL also intends to file a Form 15 with the SEC as soon as practicable following the effectiveness of the delisting to indefinitely suspend its reporting obligations under the Securities Exchange Act of 1934, as amended. The suspension of PDL’s reporting obligations, including the obligation to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will be effective upon filing the Form 15. PDL does however intend to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 in March 2021.

The voluntary delisting and deregistration are part of PDL’s previously announced voluntary Plan of Dissolution that was approved by the Board of Directors in February 2020 and at the Annual Meeting of the Company’s stockholders on August 19, 2020. The Company’s Board of Directors considered a number of factors in determining to delist and deregister PDL’s common stock, including the costs and expenses associated with being a publicly traded company, the auditing, legal and other costs associated with continuing to make SEC filings, and the burdens placed on Company management to comply with the continued listing and reporting requirements, all in light of the Company’s planned dissolution and liquidation.

About PDL Biopharma, Inc.
Throughout its history, PDL's mission has been to improve the lives of patients by aiding in the successful development of innovative therapeutics and healthcare technologies. PDL BioPharma was founded in 1986 as Protein Design Labs, Inc. when it pioneered the humanization of monoclonal antibodies, enabling the discovery of a new generation of targeted treatments that have had a profound impact on patients living with different cancers as well as a variety of other debilitating diseases. In 2006, the Company changed its name to PDL BioPharma, Inc.

On August 19, 2020, PDL announced at the Company's 2020 Annual Meeting of Stockholders approval by stockholders for a Plan of Dissolution authorizing the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution. At its November 5, 2020 meeting, the Board resolved that the Certificate of Dissolution will be filed on January 4, 2021.

For more information please visit https://www.pdl.com/

NOTE: PDL, PDL BioPharma, the PDL logo and associated logos and the PDL BioPharma logo are trademarks or registered trademarks of, and are proprietary to, PDL BioPharma, Inc. which reserves all rights therein.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's Plan of Dissolution, dissolution, wind-down of operations and the delisting and deregistration of the Company’s common stock. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company’s assets and business, including the implementation or success of the Company's monetization strategy/Plan of Dissolution, are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K, filed with the SEC on March 11, 2020, in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2020, August 10, 2020 and November 13, 2020 and in the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on July 7, 2020. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.